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                                  EXHIBIT 21
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                        Subsidiaries of the Registrant
                        ------------------------------


The Registrant has the following wholly owned subsidiaries which do business under their respective legal names:


Name                                        Place of Incorporation
----                                        ----------------------

WD-40 Products (Canada) Ltd.                Ontario, Canada


WD-40 Company Limited                       London, England


WD-40 Company (Australia) Pty. Limited      New South Wales, Australia